Exhibit 99.1

ASX Announcement

5 August 2026

2026 Half Year Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its 2026 Half Year Results on Tuesday 11 August 2026, commencing at 10.00am (AEST) | Monday 10 August 2026 at 8.00pm (EDT). The presentation will be hosted by Mr. Barrie van der Merwe, Managing Director and Chief Executive Officer and Mr. Sandeep Deoji, Interim Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

Coronado Global Resources Inc. 2026 Half Year Results Presentation

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone and participate in the question and answer section, please click on the link below to pre-register. Upon clicking register you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering.

Coronado Global Resources 2026 HY Results Conference Call Registration

The webcast and presentation will be recorded and made available on Coronado’s website Presentations & Webcasts shortly after the meeting.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors	Media
Chantelle Essa	Helen McCombie
Vice President Investor Relations	Sodali &Co
P: +61 477 949 261	P: +61 411 756 248
E: cessa@coronadoglobal.com	E: helen.mccombie@sodali.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com